Exhibit 99.1

Korro Reports Second Quarter 2026 Financial Results and Provides Corporate Update

—	KRRO-121, a potential first-in-class transformational treatment for hyperammonemia, remains on track to commence first-in-human clinical trial in second half of 2026

—	Received Orphan Drug Designation from the European Medicines Agency (EMA) for KRRO-121 for patients with urea cycle disorders (UCDs)

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Nominated KRRO-111 as development candidate for the treatment of Alpha-1 Antitrypsin Deficiency (AATD); potential best-in-class therapeutic delivered subcutaneously (GalNAc-conjugated oligonucleotide) for a debilitating genetic condition impacting both the liver and lungs

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Ended second quarter 2026 with $137.9 million in cash, cash equivalents and marketable securities; provides sufficient resources to achieve value inflection points for multiple RNA editing programs including clinical data for KRRO-121 and KRRO-111; cash runway into the second half of 2028

CAMBRIDGE, Mass., August 6, 2026 – Korro Bio, Inc. (Korro) (Nasdaq: KRRO), a biopharmaceutical company leveraging a novel oligonucleotide promoted editing of RNA (OPERA®) platform to develop a new class of genetic medicines for rare and highly prevalent diseases, today reported results for the second quarter ended June 30, 2026, and provided a corporate update.

"The second quarter reflected the compounding payoff of a strategy we've been executing over several years," commented Ram Aiyar, Ph.D., Chief Executive Officer and President of Korro Bio. "Adding KRRO-111 for AATD and being on track to add a third GalNAc-conjugated program this year is testament to the evolution of OPERA, our proprietary RNA editing platform to more efficiently nominate therapeutic candidates. Moving forward our focus remains steadfast on executing our clinical and corporate growth strategy to bring transformational therapeutics to patients suffering from debilitating diseases."

Second Quarter 2026 Highlights and Recent Developments

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Received Orphan Drug Designation from the EMA for KRRO-121 for patients with UCDs
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Continued preparations to obtain regulatory approvals for KRRO-121 in the second half of 2026 to commence its clinical development program
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Enhanced pipeline with addition of KRRO-111, a potential best-in-class treatment for AATD
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Proprietary GalNAc-conjugated RNA-editing oligonucleotide (REO) delivered subcutaneously to the liver cells, where it is engineered to co-opt the hepatocytes’ endogenous Adenosine Deaminase Acting on RNA (ADAR) enzyme and repair a pathogenic single nucleotide variant (SNV) on alpha-1 antitrypsin (AAT) mRNA to restore production of normal AAT protein

o
Demonstrated over 90% editing of SERPINA1 transcript in vivo translating into approximately 90% repaired functional AAT protein in plasma in a mouse model of AATD
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Demonstrated an unprecedented reduction of non-inclusion Z-AAT by approximately 95% and a reduction in pre-existing aggregates by approximately 62% at day 28 with RNA editing in a mouse model of AATD
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Pre-clinical data supports the potential for repeat dose therapy with KRRO-111 to achieve the functional equivalence of a DNA modifying therapy without off-target bystander effects
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Continued to refine the potency of Korro’s REOs by making improvements to its oligonucleotide chemistry that boost the efficiency of its proprietary OPERA platform
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Multiple oral and poster presentations at the American Society of Gene and Cell Therapy 29th Annual Meeting (ASGCT) featuring Korro’s OPERA platform, KRRO-121 and KRRO-111
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Poster title: Novel triplet chemistries informed by structural biology expand OPERA platform capabilities
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Oral presentation title: KRRO-121, a GalNAc-conjugated oligonucleotide modulating glutamine synthetase, demonstrates robust ammonia clearance and potential to treat hyperammonemia in preclinical model systems
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Oral presentation title: A GalNAc-conjugated RNA editing oligonucleotide achieves >90% editing of pathogenic SERPINA1 transcripts, restoring Alpha-1 Antitrypsin function in AATD models
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Poster title: RNA Editing of TARDBP reduces TDP-43 aggregation while restoring its nuclear localization and splicing function in ALS disease models
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Participated in leading healthcare dedicated investor conferences and scientific forums
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HCW 4th Annual BioConnect Nasdaq Investor Conference
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2026 RBC Capital Markets Global Healthcare Conference
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2026 Jefferies Global Healthcare Conference
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American Society of Gene and Cell Therapy 29th Annual Meeting (ASGCT)
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Tides USA 2026: Oligonucleotide and Peptide Therapeutic Conference
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EASL Congress 2026
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2026 National Urea Cycle Disorders Foundation (NUCDF) Annual Family Conference

Upcoming 2026 Milestones

•
Regulatory approval for KRRO-121 to initiate clinical trials in the second half of 2026
•
Nominate development candidate for a third GalNAc-conjugated program in the second half of 2026

Upcoming Scientific and Investor Conferences

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Society for the Study of Inborn Errors of Metabolism (SSIEM) Annual Symposium, August 25-28
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The XXVI International Round Table (IRT) on Nucleosides, Nucleotides and Nucleic Acids, August 25-28
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Cantor Global Healthcare Conference 2026, September 9-11
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Citi’s 2026 Biopharma Back to School Conference, September 9-10

Second Quarter 2026 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $137.9 million as of June 30, 2026, compared to $85.2 million as of December 31, 2025. Korro expects its cash, cash equivalents and marketable securities as of June 30, 2026 will fund operating expenses and capital expenditure requirements into the second half of 2028.

Collaboration Revenue: There was no collaboration revenue for the three months ended June 30, 2026, as compared to $1.5 million of collaboration revenue for the three months ended June 30, 2025. The decrease was due to the agreed 12-month pause of the collaboration agreement with Novo Nordisk in November 2025.

Research and Development (R&D) Expenses: R&D expenses were $13.6 million for the three months ended June 30, 2026, as compared to $20.1 million for the three months ended June 30, 2025. The decrease was driven primarily by decreases in KRRO-110 external expenses, personnel expenses and other research and pre-development candidate expenses, partially offset by an increase in KRRO-121 and KRRO-111 external expenses.

General and Administrative (G&A) Expenses: G&A expenses were $6.5 million for the three months ended June 30, 2026, as compared to $7.3 million for the three months ended June 30, 2025. The decrease was primarily due to a decrease in information technology expenses, facilities expenses and professional service fees, partially offset by an increase in personnel expenses mainly due to increased stock-based compensation costs.

Net Loss: Korro’s net loss was $18.9 million for the three months ended June 30, 2026, as compared to $25.8 million for the three months ended June 30, 2025.

About Korro

Korro is a biopharmaceutical company leveraging a novel oligonucleotide promoted editing of RNA (OPERA®) platform to develop a new class of genetic medicines for rare and highly prevalent diseases. OPERA provides precise, tissue-directed delivery of RNA-editing oligonucleotides (REOs) that modify the targeted native mRNA transcript to repair or form a de-novo protein with enhanced functionality. The platform combines a suite of capabilities consisting of sophisticated knowledge of transcription biology through ADAR proteins (Adenosine Deaminases Acting on RNA), machine learning optimization of REOs, linker chemistry expertise, along with use of a highly targeted tissue-specific delivery methodology. As such, the OPERA platform has enabled Korro to generate and advance a portfolio of differentiated programs that are designed to harness the body’s natural RNA editing process, providing precise yet transient single base edits to produce therapeutic proteins with augmented activity versus its endogenous counterpart. By editing RNA instead of DNA, Korro is expanding the reach of genetic medicines by delivering additional precision and tunability, which has the potential for increased specificity and improved long-term tolerability. Using an REO-based approach, Korro expects to bring its medicines to patients by leveraging its proprietary OPERA platform with precedented delivery modalities, including N-acetylgalactosamine (GalNAc) conjugated for delivery for subcutaneous administration, manufacturing know-how, and established regulatory pathways of approved oligonucleotide medicines. Korro is based in Cambridge, Massachusetts. For more information, visit korrobio.com.

Korro intends to use its Investor Relations website, LinkedIn, and X (Twitter) as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Korro’s Investor Relations website and follow @KorroBio on LinkedIn, and X (Twitter), in addition to following Korro’s press releases, SEC filings, public conference calls, presentations, and webcasts.

About Hyperammonemia

Hyperammonemia, the dangerous accumulation of ammonia in the blood, manifests across multiple indications, including urea cycle disorders (UCDs) and hepatic encephalopathy (HE). UCDs are rare inborn errors of metabolism involving deficiencies of enzymes required for ureagenesis, the process of converting ammonia to urea for excretion. The absence or deficiency of any of the seven urea cycle enzymes can result in hyperammonemia and an increased risk of hyperammonemic crises (HACs), which can result in severe and permanent neurological symptoms, coma, and death. HE is a neuropsychiatric complication of liver disease characterized by cognitive dysfunction and altered consciousness. HE is primarily caused by the liver’s inability to adequately detoxify ammonia, typically occurring in patients with liver cirrhosis compromising their urea cycle. This leads to ammonia accumulating in the bloodstream and crossing the blood-brain barrier, causing brain dysfunction that ranges from subtle cognitive impairment to severe confusion and coma.

About KRRO-121

KRRO-121 is a GalNAc-conjugated RNA editing oligonucleotide (REO) for the potential treatment of hyperammonemia in patients with UCDs of any mutational background as well as patients with HE. Utilizing Korro’s proprietary OPERA® platform, KRRO-121 is designed to obviate the need for a functional urea cycle and instead generate a stabilized, de novo glutamine synthetase (GS) protein, a critical enzyme in an alternate pathway involved in ammonia clearance. This synthetic rescue approach is designed to augment ammonia clearance in hyperammonemia-driven diseases such as UCDs and HE. Korro’s preclinical data support the potential for KRRO-121 to be a pan-UCD treatment that may control ammonia levels, along with the potential to enable diet liberalization, reduce dependence on nitrogen scavengers, and lower the risk of HACs. KRRO-121 also has the potential to enhance ammonia control in HE patients, which may reduce the risk of recurrent HE episodes. KRRO-121 may offer infrequent subcutaneous dosing, which, if confirmed in clinical studies, could offer significant improvement over current treatments that require multiple daily doses. KRRO-121 has the potential to be a differentiated, first-in-class, disease-modifying therapy for both UCD and HE.

About Alpha-1 Antitrypsin Deficiency (AATD)

AATD is a genetic disorder most commonly caused by a single missense mutation (G-to-A) in the SERPINA1 gene coding for protein alpha-1 antitrypsin. Affected adults experience pulmonary emphysema and/or hepatic cirrhosis, as well as end organ manifestations. Greater than 95% of severe clinical cases of AATD are homozygous for the PiZ mutation (known as the PiZZ genotype). Additionally, there are an estimated

3.4 million individuals globally with AATD-deficient heterozygous allele combinations. The only current FDA-approved treatment for AATD is augmentation therapy, a once-weekly infusion of pooled human plasma-derived AAT protein, which does not adequately address the manifestations of AATD.

About KRRO-111

KRRO-111 is a proprietary GalNAc-conjugated RNA-editing oligonucleotide (REO) that is delivered subcutaneously to the liver cells, where it is engineered to co-opt the hepatocytes’ endogenous Adenosine Deaminase Acting on RNA (ADAR) enzyme and repair a pathogenic single nucleotide variant (SNV) on AAT mRNA to restore production of normal alpha-1 antitrypsin (AAT) protein. This therapeutic profile and titratable dosing position the compound as a potential best-in-class candidate. In preclinical studies, KRRO-111 demonstrated best-in-class RNA editing where over 90% of the AAT transcripts in the liver cells have been corrected, translating into approximately 90% M-AAT protein. In a repeat-dose study, KRRO-111 was administered to PiZZ mice with a loading phase followed by dosing once every two weeks. KRRO-111 nearly eliminated active Z protein production, reducing non-inclusion Z-AAT by approximately 95% versus vehicle at both days 28 and 56, reflecting near-complete cessation of Z protein synthesis across the hepatocyte population. Pre-existing aggregates were progressively cleared, with inclusion-associated Z-AAT significantly reduced by approximately 62% at day 28, consistent with autophagic clearance of accumulated protein following successful editing. By simultaneously increasing circulating M-AAT protein and decreasing pathogenic Z-AAT aggregates in the lung, KRRO-111 has the potential to be the best-in-disease agent, improving both lung and liver manifestations of the disease.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, but are not limited to, express or implied statements regarding expectations, hopes, beliefs, intentions or strategies of Korro regarding the future including, without limitation, express or implied statements regarding: the timing of regulatory approval for KRRO-121 to commence a clinical trial; the potential and market opportunity for, KRRO-121 and KRRO-111; timing of announcing a development candidate for a third GalNAc-conjugated program; Korro’s cash runway and financial resources; the therapeutic potential of the OPERA platform; reaching clinical milestones across multiple programs; and the possibility of achieving functional equivalent of DNA modification; among others. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “aim,” “target,” “commit,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are based on current expectations and assumptions that, while considered reasonable are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control including risks associated with pre-clinical studies and conducting clinical trials; risks associated with validating in clinical trials observations from pre-clinical studies; risks associated with collaborating with third parties; other risks associated with protecting intellectual property; as well as risks associated with general economic conditions; and other risks and uncertainties indicated from time to time in Korro’s filings with the Securities and Exchange Commission (SEC), including Part II Item 1A. “Risk Factors” in Korro’s Quarterly Report on Form 10-Q filed with the SEC on the date hereof, as such may be amended or supplemented by its other filings with the SEC. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by law, Korro does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or in the events, conditions or circumstances on which any such statement is based. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Korro.

Korro Bio Contact Information

Investor & Media Contact

Malini Chatterjee, Ph.D

Blueprint Life Science Group

mchatterjee@bplifescience.com or ir@korrobio.com

917.330.4269

Korro Bio, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Collaboration revenue	$—	$1,460	$—	$4,010
Operating expenses:
Research and development	13,588	20,135	26,539	39,874
General and administrative	6,522	7,294	14,007	15,125
Restructuring charge	—	1,233	—	1,233
Total operating expenses	20,110	28,662	40,546	56,232
Loss from operations	(20,110)	(27,202)	(40,546)	(52,222)
Other income:
Other income, net	1,302	1,433	2,208	3,066
Total other income, net	1,302	1,433	2,208	3,066
Loss before provision for income taxes	(18,808)	(25,769)	(38,338)	(49,156)
Provision for income taxes	(108)	(1)	(203)	(1)
Net loss	$(18,916)	$(25,770)	$(38,541)	$(49,157)
Other comprehensive income:
Unrealized loss on available-for-sale marketable securities	(203)	(74)	(427)	(77)
Foreign currency translation adjustments, net	9	(13)	26	(14)
Comprehensive loss	$(19,110)	$(25,857)	$(38,942)	$(49,248)
Net loss per share, basic and diluted	$(1.07)	$(2.74)	$(2.64)	$(5.24)
Weighted-average shares used in computing net loss per share, basic and diluted	17,618,441	9,390,542	14,625,208	9,386,597

Korro Bio, Inc.

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	June 30, 2026	December 31, 2025
Cash, cash equivalents and marketable securities	$137,921	$85,187
Working capital (1)	108,003	70,435
Total assets	163,446	113,506
Total liabilities	60,220	62,067
Total stockholders' equity	103,226	51,439

(1) Working capital is defined as current assets less current liabilities.